UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________________________
FORM 8-K
  ______________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 15, 2021
  ______________________________________
Renewable Energy Group, Inc.
(Exact name of registrant as specified in its charter)
  ______________________________________

Delaware	001-35397	26-4785427
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

416 South Bell Avenue	Ames	Iowa	50010
(Address of principal executive offices)			(Zip Code)

Registrant’s telephone number, including area code: (515) 239-8000
_______________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.0001 per share	REGI	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 15, 2021, Renewable Energy Group, Inc. (the “Company”) announced that the Board of Directors of the Company (the “Board”) has appointed Richard Craig Bealmear, age 54, as the Company’s Chief Financial Officer, effective as of April 19, 2021.
On April 19, 2021, Mr. Bealmear will replace Todd Robinson, who has been serving as the Company’s Interim Chief Financial Officer since the previously announced December 2020 changes to the organizational construct of the senior leadership team of the Company. Mr. Robinson has served as head of Investor Relations since February 2014 and Treasurer since April 2016. Mr. Robinson is appointed Deputy Chief Financial Officer effective April 19, 2021, and will retain his Treasurer and Vice President, Investor Relations roles.
Prior to his appointment with the Company, Mr. Bealmear served as a Principal at RCB Consulting, LLC since January 2021. Prior to that, Mr. Bealmear held several positions at BP plc (NYSE: BP) ("BP") since 2001. From March 2015 to December 2020, Mr. Bealmear served as Chief Financial Officer – North America Downstream at BP and from January 2013 to February 2015, Mr. Bealmear served as Deputy Chief Financial Officer: Refining and Marketing Segment at BP. Prior to that, Mr. Bealmear held numerous Finance, Strategy and Commercial roles with BP and Atlantic Richfield Corporation over a 28-year career in both the United States and United Kingdom. Mr. Bealmear received a B.A. in Business Administration from Bellarmine University and an M.B.A. from The Wharton School at the University of Pennsylvania.
There are no arrangements or understandings between Mr. Bealmear and any other persons pursuant to which Mr. Bealmear was selected Chief Financial Officer. There is no family relationship between Mr. Bealmear and any director or executive officer of the Company. There have been no transactions, and there are no currently proposed transactions, to which the Company or any of its subsidiaries was or is to be a participant in which Mr. Bealmear, or any member of his immediate family, had, or will have, a direct or indirect material interest (except as described herein).
In connection with Mr. Bealmear’s appointment, the Company and Mr. Bealmear entered into an offer letter, dated as of March 30, 2021 (the “Offer Letter”). Pursuant to the terms of the Offer Letter, Mr. Bealmear will earn an annualized salary of $425,000. The Offer Letter also provides for a sign-on bonus of $75,000 to be paid within 30 days of Mr. Bealmear’s start date, and, subject to the approval of the Compensation Committee of the Board, a sign-on equity award of restricted stock units with a value of $300,000, which will vest in two equal, annual installments subject to Mr. Bealmear’s continuous service with the Company. Under the Offer Letter, Mr. Bealmear will be eligible to participate in the Company’s variable bonus program and the Company’s long-term incentive program, in each case starting in 2022.
The Offer Letter provides for standard employee benefits, participation in the Company’s 401(k) plan, and relocation benefits to cover reasonable costs for packing and moving as well as a miscellaneous relocation allowance of $5,000. If Mr. Bealmear voluntarily terminates his employment or he is discharged for cause within two years of his hire date, Mr. Bealmear is obligated to repay to the Company all or part of the sign-on bonus, sign-on equity award, and relocation benefits. The portion of any repayment is based on the length of Mr. Bealmear’s employment following the date of the payment as follows: 100% repayment for employment of less than one year following the payment; and 50% repayment for employment greater than one year and less than two years following the payment.
Mr. Bealmear is party to an Employee Non-Competition and Confidentiality Agreement, in which he is subject to non-competition, non-solicitation, and non-disclosure covenants.
The foregoing description of the Offer Letter does not purport to be complete and is qualified in its entirety by reference to the Offer Letter, a copy of which will be filed with the Securities and Exchange Commission on the Company’s next Quarterly Report on Form 10-Q and is incorporated herein by reference.
A copy of the press release regarding Mr. Bealmear’s appointment is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d)     Exhibits.

Exhibit No.	Description

99.1	Press release issued by Renewable Energy Group, Inc. dated April 15, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: April 15, 2021

RENEWABLE ENERGY GROUP, INC.

By:	/s/ Cynthia J. Warner
Cynthia J. Warner
Chief Executive Officer